As filed with the Securities and Exchange Commission on December 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MPLX LP

(Exact name of registrant as specified in its charter)

Delaware	4610	45-5010536
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 E. Hardin Street

Findlay, Ohio 45840

(419) 672-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Michael Wilder, Esq.

Vice President, General Counsel and Secretary

200 E. Hardin Street

Findlay, Ohio 45840

(419) 672-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Schlegel Jones Day 717 Texas Street, Suite 3300 Houston, Texas 77002 Phone: (832) 239-3728 Facsimile: (832) 239-3600	Michael J. Solecki Kimberly J. Pustulka Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 Phone: (216) 586-3939 Facsimile: (216) 579-0212	Richard Hall, Esq. Robert I. Townsend III, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 Phone: (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-206445

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common units representing limited partner interests	3,060,131(1)	N/A	$132,736,708.80(2)	$13,366.59(3)

(1)	Represents the maximum number of additional MPLX LP (“MPLX”) common units representing limited partner interests in MPLX (“MPLX Common Units”) estimated to be issuable upon the completion of the merger described herein. The registrant has previously registered 213,290,333 MPLX Common Units pursuant to the registration statement on Form S-4 (Registration No. 333-206445, which was declared effective on October 29, 2015.
(2)	The proposed maximum aggregate offering price of the additional MPLX Common Units was calculated based upon the market value of MarkWest Energy Partners, L.P. (“MWE”) common units representing limited partner interests in MWE (“MWE Common Units”) (the securities to be canceled in the merger) in accordance with Rules 457(c) and 457(f) under the Securities Act as follows: the product of (x) $47.28, the average of the high and low prices per MWE Common Unit as reported on the New York Stock Exchange on December 1, 2015 and (y) 2,807,460, the estimated maximum number of additional MWE Common Units that may be exchanged for the merger consideration.
(3)	Calculated in accordance with Section 6(b) of the Securities Act and Rules 457(c) and 457(f)(1) of the Securities Act at a rate of $100.70 per $1,000,000 of the proposed maximum aggregate offering price.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (Registration No. 333-206445), declared effective as of October 29, 2015, and as supplemented to date, MPLX LP (the “Registrant”) registered an aggregate of 213,290,333 common units representing limited partner interests (“Common Units”) and paid an aggregate fee of $1,152,051.91. The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 3,060,131 additional Common Units for issuance in connection with the consummation of the merger contemplated by the Agreement and Plan of Merger dated as of July 11, 2015, as amended as of November 10, 2015 and as further amended as of November 16, 2015, by and among MarkWest Energy Partners, L.P., the Registrant, MPLX GP LLC, a Delaware limited liability company and general partner of the Registrant (“MPLX GP”), Marathon Petroleum Corporation, a Delaware corporation and ultimate parent of MPLX GP, and Sapphire Holdco LLC, a Delaware limited liability company and wholly owned subsidiary of the Registrant. In connection with the registration of additional Common Units, the Registrant is paying an additional registration fee of $13,366.59.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration
No. 333-206445), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Index to Exhibits attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Findlay, Ohio on December 4, 2015.

MPLX LP

By: MPLX GP LLC, its General Partner

By:	/s/ Gary R. Heminger
Gary R. Heminger
Chairman of the Board of Directors and
Chief Executive Officer of MPLX GP LLC

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 4, 2015.

Signature	Title
/s/ Gary R. Heminger	Chairman of the Board of Directors and Chief Executive Officer of MPLX GP LLC
Gary R. Heminger	(Principal Executive Officer)

/s/ Timothy T. Griffith	Director, Vice President and Chief Financial Officer of MPLX GP LLC
Timothy T. Griffith	(Principal Financial Officer)

/s/ Ian D. Feldman	Controller of MPLX GP LLC
Ian D. Feldman	(Principal Accounting Officer)

*	Director and President of MPLX GP LLC
Pamela K.M. Beall

*	Director of MPLX GP LLC
David A. Daberko

*	Director of MPLX GP LLC
Christopher A. Helms

*	Director of MPLX GP LLC
Garry L. Peiffer

*	Director of MPLX GP LLC
Dan D. Sandman

*	Director of MPLX GP LLC
John P. Surma

*	Director and Executive Vice President of MPLX GP LLC
Donald C. Templin

*	Director of MPLX GP LLC
C. Richard Wilson

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-4 pursuant to the Powers of Attorney executed by the above-named directors and officers of the registrant, which are being filed herewith on behalf of such directors and officers.

By:	/s/ Gary R. Heminger	December 4, 2015
Gary R. Heminger Attorney-in-Fact

Exhibit Index

Exhibit No.	Description of Exhibit

5.1*	Opinion of Jones Day as to the legality of the securities being registered.

8.1*	Opinion of Jones Day relating to tax matters.

8.2*	Opinion of Vinson & Elkins LLP relating to tax matters.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of MPLX.

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm of MWE.

23.3	Consent of Jones Day (included in Exhibit 5.1).

23.4	Consent of Jones Day (included in Exhibit 8.1).

23.5	Consent of Vinson & Elkins LLP (included in Exhibit 8.2).

24.1**	Power of Attorney.

99.1*	Consent of Jefferies LLC

*	Filed herewith.
**	Previously filed with the registrant’s Registration Statement on Form S-4 (No. 333-206445), which was filed with the Securities and Exchange Commission on August 18, 2015.